Exhibit 10.18

i.d.i.gear

Innovative Designs, Inc.

March 11, 2010

I, Joseph Riccelli, am lending Innovative Designs, Inc the amount of $15,000 Dollars, for a period of 120 days, at an interest rate of 8%. Repayment of $16,200, interest included, will be made.

Joseph Riccelli

Witness – Gregory P. Domian

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303